As filed with the Securities and Exchange Commission on November 12, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANCESTRY.COM INC.
(Exact name of registrant as specified in its charter)

DELAWARE	7379	26-1235962
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

360 West 4800 North
Provo, UT 84604
(801) 705-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy Sullivan
Chief Executive Officer
360 West 4800 North
Provo, UT 84604
(801) 705-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barbara L. Becker	Jeffrey D. Saper
Andrew L. Fabens	Robert G. Day
Gibson, Dunn & Crutcher LLP	Wilson Sonsini Goodrich & Rosati
200 Park Avenue	Professional Corporation
New York, NY 10166	650 Page Mill Road
Tel: (212) 351-4000	Palo Alto, CA 94304
Fax: (212) 351-4035	Tel: (650) 493-9300
Fax: (650) 493-6811
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-170259.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
   Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities to be Registered	Aggregate Offering Price (1)	Registration Fee
Common Stock, $0.001 par value per share	$13,499,048	$962.48

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-170259), as amended, is hereby registered.
This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Ancestry.com Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-170259), initially filed by the Company on November 2, 2010 and declared effective by the Securities and Exchange Commission on November 10, 2010 and all exhibits thereto, are incorporated in this Registration Statement by reference.
     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on November 12, 2010.

ANCESTRY.COM INC.
By:	/s/ William Stern
William Stern
General Counsel and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Timothy Sullivan	President and Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2010

* Howard Hochhauser	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	November 12, 2010

* Charles M. Boesenberg	Director	November 12, 2010

* David Goldberg	Director	November 12, 2010

* Thomas Layton	Director	November 12, 2010

* Elizabeth Nelson	Director	November 12, 2010

* Victor Parker	Director	November 12, 2010

* Benjamin Spero	Director	November 12, 2010

*By:	/s/ William Stern William Stern
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Gibson, Dunn & Crutcher LLP, counsel to Ancestry.com Inc.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.